Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC
NEWS RELEASE
FOR IMMEDIATE RELEASE	Contact: Mary Ellen Fowler Vice President - Finance & Investor Relations 443-285-5450 maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST
REPORTS SECOND QUARTER 2006 RESULTS

COLUMBIA, MD August 2, 2006 - Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the quarter ended June 30, 2006.

Highlights

•                  Earnings per diluted share (“EPS”) of $.13 for the second quarter 2006 compared to $.14 per diluted share for the second quarter 2005.

•                  4.3% increase in Funds from Operations (“FFO”) per diluted share to $.49 or $25.2 million for second quarter 2006 compared to $.47 or $21.8 million for second quarter 2005.

•                  11.6% increase in Adjusted Funds from Operations (“AFFO”) diluted to $18.9 million for second quarter 2006 as compared to $17.0 million for second quarter 2005.

•                  FFO payout ratio was 56.4% and AFFO payout ratio was 75.0% for second quarter 2006.

•                  $160.1 million in acquisitions for 1.0 million square feet plus 216 acres of land.

•                  93.6% occupied and 95.0% leased for our wholly owned portfolio as of June 30, 2006.

•                  1.3 million square feet under construction for a total projected cost of $263.0 million, 977,000 square feet under development for a total projected cost of $196.8 million and 727,000 square feet under redevelopment for a total projected cost of $84.5 million.

“We are pleased to report that during the quarter we continued to add to both our development and construction pipeline, adding 193,000 square feet that is under construction and 220,000 square feet that is under development,” stated Randall M. Griffin, President and Chief Executive Officer. “The Company leased 358,000 square feet of development during the quarter, a portion of which was at Washington Technology Park II, bringing its 1.5 million square foot portfolio in the Westfields Corporate Center to 100.0% leased. The Company also made strategic land acquisitions during the quarter which added approximately 1.8 million square feet of development to its pipeline,” he added.

Financial Results

EPS for the quarter ended June 30, 2006 totaled $.13 per diluted share, or $5.5 million of net income available to common shareholders, as compared to $.14 per diluted share, or $5.5 million for the quarter ended June 30, 2005.  Revenues from real estate operations for the quarter ended June 30, 2006 were $72.6 million, as compared to revenue for the quarter ended June 30, 2005 of $59.0 million.

Diluted FFO per share for the quarter ended June 30, 2006 increased 4.3% to $25.2 million, or $.49 per diluted share, as compared to $21.8 million, or $.47 per diluted share, for the quarter ended June 30, 2005.

FFO Payout ratio was 56.4% for second quarter 2006 compared to 53.1% for the comparable 2005 period.

Adjusted funds from operations (“AFFO”) diluted increased 11.6% to $18.9 million for second quarter 2006 as compared to $17.0 million for second quarter 2005. The Company’s AFFO payout ratio was 75.0% for second quarter 2006 compared to 68.2% for second quarter 2005.

As of June 30, 2006, the Company had a total market capitalization of $3.8 billion, with $1.4 billion in debt outstanding, equating to a 38.2% debt-to-total market capitalization ratio. Debt to undepreciated book value of real estate assets was 60.7% at quarter end. The Company’s total quarterly weighted average interest rate was 6.3% and 73.1% of total debt is subject to fixed interest rates. For the second quarter 2006, EBITDA Interest coverage ratio was 2.70x and EBITDA Fixed Charge coverage was 2.22x.

Operating Results

At June 30, 2006, the Company’s wholly owned portfolio of 170 office properties totaling 14.8 million square feet was 93.6% occupied and 95.0% leased.

The weighted average remaining lease term for the portfolio was 5.0 years and the average rental rate (including tenant reimbursements of operating costs) was $20.44 per square foot.

During the quarter, 239,000 square feet was renewed, equating to a 62.5% renewal rate, at an average committed capital cost of $2.16 per square foot.

For renewed and retenanted space of 427,000 square feet, total straight-line rent increased 12.6%, and total cash rent increased 5.3%. The average committed capital cost for renewed and retenanted space was $14.06 per square foot.

Same property cash NOI increased by 1.1% or $428,000 for the quarter compared to the quarter ended June 30, 2005. The primary drivers of the increase in cash NOI for the same office portfolio were higher rental revenues in the Northern/Central New Jersey region and improved occupancy and higher rental rates in the Baltimore/Washington Corridor. This increase was partially offset by a drop of $1.1 million in lease termination fees in the St. Mary’s and King George Counties region as compared to the second quarter of 2005 and by 97,000 square feet of vacancy in Pinnacle Towers, Tyson’s Corner, Virginia. The Company’s same office portfolio consists of 120 properties and represents 72.1% of our wholly owned portfolio as of June 30, 2006.

The Company signed leases for 358,000 square feet of space in development properties during the quarter. Included in this total is a 193,000 square foot to be built property for Northrop Grumman Commonwealth Enterprise Solutions Center to house both the Virginia Information Technologies Agency (VITA) and Northrop Grumman operations and 146,000 square feet with Northrop Grumman at the Washington Technology Park II (WTP II) in the Westfields Corporate Center in Chantilly, Virginia. This lease brings WTP II to 100.0% leased.

Development Activity

At quarter end June 30, the Company’s development pipeline consisted of:

•                  Eleven buildings under construction totaling 1.3 million square feet for a total projected cost of $263.0 million, that are 64.3% leased.

•                  Eight buildings under development totaling 977,000 square feet for a total projected cost of $196.8 million.

•                  Four projects under redevelopment totaling 727,000 square feet for a total projected cost of $84.5 million.

The Company’s land inventory (wholly owned and joint venture) at quarter end totaled 787 acres that can support 9.8 million square feet of development.

During the quarter the Company placed 93,000 square feet of the 157,000 square feet at 306 Sentinel Drive (known as 306 NBP) into service. This building is 59.3% leased.

Acquisition Activity

During the quarter, the Company acquired the following:

•                  Three Class A office buildings containing a total of 325,000 square feet for $43.6 million. The office buildings are located in the north Interstate 25 submarket of Colorado Springs, south of the Company’s existing properties in the InterQuest Office Park. The office buildings are 89.2% leased.

•                  Two buildings containing a total of 76,000 square feet for $8.5 million. The office buildings are located at 1915 and 1925 Aerotech Drive in Colorado Springs, Colorado in close proximity to the Company’s  Newport Centre property. The office buildings are 96.3% leased.

•                  A 611,000 square foot office building known as the Renaissance at Columbia Gateway for $78.0 million that is located in the Columbia Gateway Business Park in Columbia, Maryland. The building is 97.2% leased. The building is on a 37 acre parcel of land that can support future development of approximately 120,000 square feet.

•                  A 178 acre parcel of land, known as Clarks Hundred, for $26.6 million. This parcel of land can support 1.25 million square feet of development and represents an expansion of one of COPT’s core business parks, The National Business Park (NBP) in Annapolis Junction, Maryland.

•                  A 20 acre parcel of land for $1.1 million located in Colorado Springs, Colorado that can support approximately 300,000 square feet of development. The parcel of land is adjacent to the Company’s 64 acre Patriot Park Business Park.

•                  A 13 acre parcel of land for $2.2 million located in the Aerotech Commerce Park in Colorado Springs, Colorado that can support approximately 120,000 square feet of development. The parcel of land is located along Powers Boulevard between the Company’s Newport Centre property and Patriot Park in the East submarket. It is also in close proximity to Peterson Air Force Base.

Financing and Capital Transactions

The Company completed the following transactions during the quarter:

•                  Issued 2,000,000 common shares, generating proceeds of $82.6 million before offering expenses. The Company used the net proceeds of the sale to repay borrowings under the unsecured revolving credit facility and subsequently to fund the redemption of all of its outstanding 10.25% Series E Cumulative Redeemable Preferred Shares.

•                  Executed swaps for an aggregate notional amount of $50.0 million at a fixed one month LIBOR rate of 5.232%, which commenced May 1, 2006 and expire May 1, 2009.

•                  Closed a $48.0 million construction loan facility maturing in June 2008 that will be used to fund construction costs of two buildings located at NBP.

Subsequent Events

Since June 30, 2006, the Company has:

•                  Increased the Company’s unsecured line of credit from $400.0 million to $500.0 million.

•                  Redeemed the 10.25% Series E Cumulative Redeemable Preferred Shares (NYSE: OFCPrE).

•                  Issued 3,390,000 shares of 7.625% Series J Cumulative Redeemable Preferred Shares (NYSE: OFCPrJ) at a price of $25.00 per share. Proceeds from the offering were used to repay a portion of indebtedness under the Company’s unsecured revolving credit facility.

•                  Sold two office buildings totaling 259,000 square feet within its New Jersey portfolio for $42.8 million. This sale consists of 695 Route 46, a joint venture property in which COPT owned a 20% interest and 710 Route 46, a wholly owned property.

Earnings Guidance

The Company’s 2006 EPS guidance of $.61 – $.67 per diluted share remains unchanged. The Company is updating its 2006 FFO guidance to a range of $1.99 – $2.05 per diluted share from $1.98 - $2.05 per diluted share. Both FFO and EPS guidance exclude the estimated $.08 charge to diluted FFO per share and $.09 charge to diluted EPS that the Company will incur for the Series E and Series F preferred share redemptions.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Thursday, August 3, 2006

Time:  4:00 p.m. EDT

Dial In Number: 800-946-0705

Confirmation Code for the call:  8400712

A replay of this call will be available beginning Thursday, August 3, 2006 at 9:00 p.m. EDT through Thursday, August 17, 2006 at midnight EDT. To access the replay, please call 888-203-1112 and use confirmation code 8400712.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties located primarily in submarkets within the Greater Washington, DC region. As of June 30, 2006, the Company owned 189 office properties totaling 15.8 million rentable square feet, which includes 19 properties totaling 963,000 square feet held through joint ventures. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients.  The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2006	2005
Revenues
Real estate revenues	$72,611	$59,012
Service operations revenues	14,140	18,464
Total revenues	86,751	77,476
Expenses
Property operating expenses	22,240	17,139
Depreciation and other amortization associated with real estate operations	18,603	14,713
Service operations expenses	13,461	18,178
General and administrative expenses	3,706	3,166
Total operating expenses	58,010	53,196
Operating income	28,741	24,280
Interest expense	(17,536)	(13,391)
Amortization of deferred financing costs	(609)	(471)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	10,596	10,418
Equity in loss of unconsolidated entities	(32)	—
Income tax expense	(206)	(213)
Income from continuing operations before minority interests	10,358	10,205
Minority interests in income from continuing operations	(1,293)	(1,406)
Income from continuing operations	9,065	8,799
Income from discontinued operations, net of minority interests	26	152
Income before gain on sales of real estate	9,091	8,951
Gain on sales of real estate, net	25	169
Net income	9,116	9,120
Preferred share dividends	(3,653)	(3,654)
Net income available to common shareholders	$5,463	$5,466

Earnings per share “EPS” computation
Numerator:	$5,463	$5,466

Denominator:
Weighted average common shares—basic	41,510	36,692
Assumed conversion of dilutive options	1,550	1,528
Dilutive restricted shares	152	—
Weighted average common shares—diluted	43,212	38,220

EPS
Basic	$0.13	$0.15
Diluted	$0.13	$0.14

Corporate Office Properties Trust
Summary  Financial Data
(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended June 30,
	2006		2005

Net income	$9,116		$9,120
Add: Real estate-related depreciation and amortization	18,490		15,087
Add: Depreciation and amortization on unconsolidated real estate entities	109		—
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(44)		(30)
Add (less): Loss (gain) on sales of real estate, excluding development portion	6		(24)
Funds from operations (“FFO”)	27,677		24,153
Add: Minority interests-common units in the Operating Partnership	1,157		1,335
Less: Preferred share dividends	(3,653)		(3,654)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	25,181		21,834
Less: Straight-line rent adjustments	(2,315)		(1,369)
Less: Recurring capital expenditures	(3,425)		(3,293)
Less: Amortization of deferred market rental revenue	(495)		(191)
Adjusted Funds from Operations—diluted (“Diluted AFFO”)	$18,946		$16,981

Weighted average shares
Weighted average common shares	41,510		36,692
Conversion of weighted average common units	8,465		8,676
Weighted average common shares/units—basic FFO per share	49,975		45,368
Assumed conversion of share options	1,550		1,528
Dilutive restricted shares	152		—
Weighted average common shares/units—diluted FFO per share	51,677		46,896

Diluted FFO per common share	$0.49		$0.47
Dividends/distributions per common share/unit	$0.28		$0.255
Earnings payout ratio	217.0%		171.6%
Diluted FFO payout ratio	56.4%		53.1%
Diluted AFFO payout ratio	75.0%		68.2%
EBITDA interest coverage ratio	2.70	x	2.91	x
EBITDA fixed charge coverage ratio	2.22	x	2.28	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	43,212		38,220
Weighted average common units	8,465		8,676
Denominator for diluted FFO per share	51,677		46,896

Corporate Office Properties Trust
Summary Financial Data
(unaudited)

(Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2006	2005
Revenues
Real estate revenues	$143,838	$117,466
Service operations revenues	30,449	35,561
Total revenues	174,287	153,027
Expenses
Property operating expenses	43,944	35,144
Depreciation and other amortization associated with real estate operations	37,774	28,685
Service operations expenses	29,165	34,366
General and administrative expenses	7,669	6,442
Total operating expenses	118,552	104,637
Operating income	55,735	48,390
Interest expense	(35,017)	(26,246)
Amortization of deferred financing costs	(1,168)	(867)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	19,550	21,277
Equity in loss of unconsolidated entities	(55)	—
Income tax expense	(421)	(670)
Income from continuing operations before minority interests	19,074	20,607
Minority interests in income from continuing operations	(2,325)	(2,838)
Income from continuing operations	16,749	17,769
Income from discontinued operations, net of minority interests	2,169	203
Income before gain on sales of real estate	18,918	17,972
Gain on sales of real estate, net	135	188
Net income	19,053	18,160
Preferred share dividends	(7,307)	(7,308)
Net income available to common shareholders	$11,746	$10,852

Earnings per share “EPS” computation
Numerator:	$11,746	$10,852

Denominator:
Weighted average common shares—basic	40,594	36,624
Assumed conversion of dilutive options	1,610	1,534
Dilutive restricted shares	189	—
Weighted average common shares—diluted	42,393	38,158

EPS
Basic	$0.29	$0.30
Diluted	$0.28	$0.28

Corporate Office Properties Trust
Summary  Financial Data
(unaudited)
(Amounts in thousands, except per share data and ratios)

	Six Months Ended June 30,
	2006	2005

Net income	$19,053	$18,160
Add: Real estate-related depreciation and amortization	37,558	29,592
Add: Depreciation and amortization on unconsolidated real estate entities	203	—
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(86)	(62)
Less: Gain on sales of real estate, excluding development portion	(2,453)	(48)
Funds from operations (“FFO”)	54,275	47,642
Add: Minority interests—common units in the Operating Partnership	2,563	2,643
Less: Preferred share dividends	(7,307)	(7,308)
Funds from Operations—basic and diluted (“Basic and Diluted FFO”)	49,531	42,977
Less: Straight-line rent adjustments	(4,437)	(2,952)
Less: Recurring capital expenditures	(6,233)	(8,027)
Less: Amortization of deferred market rental revenue	(1,050)	(261)
Adjusted Funds from Operations—diluted (“Diluted AFFO”)	$37,811	$31,737

Weighted average shares
Weighted average common shares	40,594	36,624
Conversion of weighted average common units	8,493	8,681
Weighted average common shares/units—basic FFO per share	49,087	45,305
Assumed conversion of share options	1,610	1,534
Dilutive restricted shares	189	—
Weighted average common shares/units—diluted FFO per share	50,886	46,839

Diluted FFO per common share	$0.97	$0.92
Dividends/distributions per common share/unit	$0.56	$0.51
Earnings payout ratio	196.8%	172.5%
Diluted FFO payout ratio	56.2%	53.8%
Diluted AFFO payout ratio	73.6%	72.8%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	42,393	38,158
Weighted average common units	8,493	8,681
Denominator for diluted FFO per share	50,886	46,839

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30,	December 31,
	2006	2005
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$2,065,516	$1,888,106
Total assets	2,309,118	2,129,759
Mortgage and other loans payable	1,433,718	1,348,351
Total liabilities	1,537,440	1,442,036
Minority interests	116,030	105,210
Beneficiaries’ equity	655,648	582,513

Debt to Total Assets	62.1%	63.3%
Debt to Undepreciated Book Value of Real Estate Assets	60.7%	62.6%
Debt to Total Market Capitalization	38.2%	41.5%

Property Data (wholly owned properties) (as of period end):
Number of operating properties owned	170	165
Total net rentable square feet owned (in thousands)	14,787	13,708
Occupancy	93.6%	94.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$3,317	$7,659	$6,190	$20,822
Total capital improvements on operating properties	2,536	1,973	5,659	4,078
Total leasing costs on operating properties	1,421	967	2,367	1,635
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,752)	(5,883)	(3,033)	(15,434)
Less: Nonrecurring capital improvements on operating properties	(1,068)	(891)	(3,587)	(2,521)
Less: Nonrecurring leasing costs incurred on operating properties	(1,076)	(532)	(1,434)	(553)
Add: Recurring improvements on operating properties held through joint ventures	47	—	71	—
Recurring capital expenditures	$3,425	$3,293	$6,233	$8,027

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$11,853	$9,381	$23,113	$18,720
Common unit distributions	2,357	2,205	4,731	4,384
Dividends and distributions for FFO & AFFO payout ratio	$14,210	$11,586	$27,844	$23,104

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$9,116	$9,120
Interest expense on continuing operations	17,536	13,391
Interest expense on discontinued operations	100	525
Income tax expense	206	213
Real estate-related depreciation and amortization	18,490	15,087
Amortization of deferred financing costs	609	471
Other depreciation and amortization	259	171
Minority interests	1,297	1,485
EBITDA	$47,613	$40,463

Reconciliation of interest expense from continuing operations to the denominators for interest coverage—EBITDA and fixed charge coverage—EBITDA
Interest expense from continuing operations	$17,536	$13,391
Interest expense from discontinued operations	100	525
Denominator for interest coverage—EBITDA	17,636	13,916
Preferred share dividends	3,653	3,654
Preferred unit distributions	165	165
Denominator for fixed charge coverage—EBITDA	$21,454	$17,735

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$39,532	$39,663
Less: Straight-line rent adjustments	(790)	(1,289)
Less: Amortization of deferred market rental revenue	(54)	(114)
Same property cash net operating income	$38,688	$38,260

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	June 30, 2006	December 31, 2005

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets

Denominator for debt to total assets	$2,309,118	$2,129,759
Assets other than assets included in investment in real estate	(243,602)	(241,653)
Accumulated depreciation on real estate assets	197,395	174,935
Intangible assets on real estate acquisitions, net	100,132	90,984
Denominator for debt to undepreciated book value of real estate assets	$2,363,043	$2,154,025

	Year Ending December 31, 2006
	Low	High
Reconciliation of projected EPS—diluted to projected diluted FFO per share
Reconciliation of numerators
Numerator for projected EPS-diluted	$26,150	$28,700
Gain on sales of real estate, excluding development portion	(7,879)	(7,879)
Real estate-related depreciation and amortization	78,646	78,646
Minority interests—common units	5,601	6,147
Numerator for projected diluted FFO per share	$102,518	$105,614

Reconciliation of denominators
Denominator for projected EPS-diluted	43,078	43,078
Weighted average common units	8,544	8,544
Denominator for projected diluted FFO per share	51,622	51,622

Projected EPS—diluted	$0.61	$0.67
Projected diluted FFO per share	$1.99	$2.05

This projection excludes any impact on EPS—diluted and diluted FFO per share from the write-off of issuance costs associated with the July 15, 2006 redemption of the Series E Preferred Shares and the planned redemption of the Series F Preferred Shares.

Change in projected EPS-diluted and projected diluted FFO per share due to redemption of Series E and Series F Preferred Shares
Numerator for projected EPS—diluted	$26,150	$28,700
Issuance costs associated with redemption of preferred shares	(3,896)	(3,896)
Numerator for projected EPS—diluted, as adjusted	$22,254	$24,804
Denominator for projected EPS—diluted	43,078	43,078
Projected EPS—diluted, as adjusted for redemption of preferred shares	$0.52	$0.58
Projected EPS—diluted	0.61	0.67
Change in projected EPS—diluted for redemption of preferred shares	$(0.09)	$(0.09)

Numerator for projected diluted FFO per share	$102,518	$105,614
Issuance costs associated with redemption of preferred shares	(3,896)	(3,896)
Numerator for projected diluted FFO per share, as adjusted	$98,622	$101,718
Denominator for projected diluted FFO per share	51,622	51,622
Projected diluted FFO per share, as adjusted for redemption of preferred shares	$1.91	$1.97
Projected diluted FFO per share	1.99	2.05
Change in projected diluted FFO per share for redemption of preferred shares	$(0.08)	$(0.08)

Top Twenty Office Tenants of Wholly Owned Properties as of June 30, 2006
(Dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (1) (6)	Revenue	Lease Term (2)

United States of America	(3)	43	2,037,616	14.7%	$41,125	14.5%	6.7
Booz Allen Hamilton, Inc.		11	680,815	4.9%	17,268	6.1%	7.4
Northrop Grumman Corporation		15	542,064	3.9%	12,275	4.3%	2.8
Computer Sciences Corporation	(4)	4	454,645	3.3%	10,981	3.9%	4.9
L-3 Communications Holdings, Inc.	(4)	5	239,153	1.7%	8,906	3.1%	7.1
Unisys	(5)	3	741,284	5.4%	8,060	2.8%	3.0
AT&T Corporation	(4)	9	361,451	2.6%	7,680	2.7%	2.6
General Dynamics Corporation		9	278,239	2.0%	7,015	2.5%	3.5
The Aerospace Corporation		2	221,785	1.6%	6,207	2.2%	8.4
Wachovia Bank		4	183,641	1.3%	5,697	2.0%	12.1
The Boeing Company	(4)	5	162,279	1.2%	4,361	1.5%	2.7
Ciena Corporation		3	221,609	1.6%	3,558	1.3%	4.2
BAE Systems PLC	(4)	8	231,498	1.7%	3,212	1.1%	3.3
Science Applications International Corp.		12	170,839	1.2%	3,135	1.1%	0.8
VeriSign, Inc.		1	99,121	0.7%	3,064	1.1%	8.1
Magellan Health Services, Inc.		2	142,199	1.0%	2,941	1.0%	5.1
Lockheed Martin Corporation		6	159,677	1.2%	2,780	1.0%	2.9
Johns Hopkins University	(4)	7	106,473	0.8%	2,570	0.9%	1.3
Merck & Co., Inc. (Unisys)	(5)	1	219,065	1.6%	2,419	0.9%	3.0
Wyle Laboratories, Inc.		4	174,792	1.3%	2,399	0.8%	6.1

Subtotal Top 20 Office Tenants		154	7,428,245	53.7%	155,653	55.0%	5.5
All remaining tenants		521	6,413,571	46.3%	127,207	45.0%	4.4
Total/Weighted Average		675	13,841,816	100.0%	$282,860	100.0%	5.0

(1)                Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2006 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(2)                The weighting of the lease term was computed using Total Rental Revenue.

(3)                Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)                Includes affiliated organizations or agencies.

(5)                Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.

(6)                Order of tenants is based on Annualized Rent.